UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16 , 2011

Commission File Number:  00023017

Echo Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
411649949
(IRS Employer Identification No.)

8 Penn Center, 1628 JFK Blvd, Suite 300, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)

215-717-4100
(Registrant's Telephone number)

10 Forge Parkway, Franklin, MA 02038
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 16, 2011, the Board of Directors appointed Christopher P. Schnittker as Chief Financial Officer and Treasurer of the Company effective immediately. Mr. Schnittker, 42 years old, is a senior executive with more than twenty years of financial management, reporting and corporate governance experience in the biotechnology and pharmaceutical industries. He previously served as Vice President – Administration, Corporate Secretary and Chief Accounting Officer of Soligenix, a publicly-traded biotechnology company based in Princeton, NJ. Prior to that, Mr. Schnittker served as the Senior Vice President and CFO for VioQuest Pharmaceuticals Inc., Micromet Inc., Cytogen Corporation, and Genaera Corporation, all publicly-traded biotechnology companies based around the Philadelphia area. Mr. Schnittker has also held prior financial management positions at GSI Commerce, Rhône-Poulenc Rorer (now part of Sanofi-Aventis), and PricewaterhouseCoopers. He received his B.A. degree in economics and business from Lafayette College and is a certified public accountant licensed in the State of New Jersey.

At the time of Mr. Schnittker's appointment, Harry G. Mitchell ceased serving as the Company's Chief Financial Officer. At this critical stage in product development and company growth, it became necessary for the Company to separate the functions of Chief Operating Officer and Chief Financial Officer that were being performed by Mr. Mitchell. Mr. Schnittker will take over the responsibilities of managing the financial function so that Mr. Mitchell can focus entirely on his role as Chief Operating Officer, leveraging his time to bringing the Company's Prelude™ SkinPrep System and Symphony™ tCGM System to market, as well as broadening the Company's product pipeline.

As of May 16, 2011, the Compensation Committee of the Board of Directors of the Company granted Mr. Schnittker incentive stock options to purchase 200,000 shares of the Company's common stock, $0.01 par value, at an exercise price per share of $4.09 under the Company's 2008 Equity Incentive Plan (the "Options"). Subject to Mr. Schnittker's continued employment with the Company, 25,000 Options will vest on November 16, 2011 and an additional 12,500 Options will vest every three (3) months thereafter ending on November 16, 2014.

The foregoing description of the Options does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Stock Option Agreement, the form of which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Echo Therapeutics, Inc.

Date:   May 20, 2011
By:	/s/ Patrick T. Mooney

Name: Patrick T. Mooney
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-10.1	Incentive Stock Option Agreement by and between the Registrant and Christopher P. Schnittker dated as of May 16, 2011.
EX-99.1	Press Release issued by the Company on May 16, 2011.